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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Advocat Inc.
Brentwood, Tennessee


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2006 relating to the consolidated financial statements and schedules of Advocat Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2005. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



/s/ BDO Seidman, LLP


Memphis, Tennessee

June 6, 2006